                                                                     EXHIBIT (N)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the use in this Post-Effective Amendment No. 21/Amendment No. 58 to Registration Statement File Nos. 333-73676/811-03713 on Form N-6 of our report dated March 27, 2015, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of New England Variable Life Separate Account; our report dated April 20, 2015, relating to the consolidated financial statements of New England Life Insurance Company and subsidiary (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph related to the Company being a member of a controlled group); and our report dated March 27, 2015, relating to the consolidated financial statements and financial statement schedules of Metropolitan Life Insurance Company and subsidiaries; all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 28, 2015